UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

See the disclosure contained in Item 5.02 below regarding the Plan (as defined below) and the 2011 EVA (as defined below), which is incorporated herein by reference.

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

Performance Pay Plan

On September 30, 2011, the Board of Directors (the “Board”) of Air Methods Corporation (the “Company”), at the recommendation of the Company’s Compensation Committee, approved the Air Methods Corporation Performance Pay Plan (the “Plan”).

The Plan is subject to shareholder approval.  The Company plans to seek shareholder approval of the Plan at its 2012 Annual Meeting of Shareholders.  Upon the adoption and approval of the Plan by the Company's shareholders, the Company intends that annual cash incentive payments to certain executives under the Plan and any programs established thereunder will qualify as “performance-based compensation” and be fully deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").  In the event that shareholder approval is not obtained at the 2012 Annual Meeting of Shareholders, no bonus award will be payable pursuant to the Plan or any programs established thereunder.

The purposes of the Plan are to (i) place a significant portion of the compensation of the Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid thereunder from the deduction limitations of Section 162(m) of the Internal Revenue Code.  The Plan will be administered by the Compensation Committee.

Key terms of the Plan include, among other things:

•	Eligibility – Participants in the Plan are executive officers and key employees who are chosen solely at the discretion of the Compensation Committee.

•
Determination of Awards – Under the Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation Committee.  The performance goals may be based on criteria that include, among others, stock price, total shareholder return, return on assets, return on equity or measures of growth, such as “economic value added.”  The performance criteria may differ for each participant.  Any individual performance objectives must relate to an objective that is objectively determinable within the meaning of Section 162(m) of the Internal Revenue Code.  The Compensation Committee may adjust any evaluation of performance to account for any unusual items or specified events or occurrences during a performance period, including, among other things, extraordinary litigation, claims, judgments or settlements or asset write-downs.  The Compensation Committee may also reduce any awards if it believes such reduction is in the best interest of the Company.

•	Maximum Award – The maximum award payable to any participant for any performance period shall be $2.5 million multiplied by the number of years (or a portion thereof) in such performance period.

•	Payment of Awards – Payments under the Plan may be made in the form of cash or Company common stock, or any combination thereof.

2011-2014 Bonus Program

Concurrently with the adoption of the Plan and subject to the terms thereof, the Board adopted and established the 2011-2014 Bonus Program under the Plan (the “2011 EVA”).

Under the 2011 EVA, the participants are eligible to receive incentive compensation based upon the financial performance of the Company during the Performance Period (as defined below).  The 2011 EVA participants are Michael D. Allen, Trent J. Carman, Howard L. Ragsdale, Edward T. Rupert, Paul H. Tate and Aaron D. Todd.  All capitalized terms that are not otherwise defined herein shall have the meaning ascribed to such terms under the 2011 EVA.

The amounts that the participants may receive under the 2011 EVA will be based upon the Economic Value Added (as defined below) during the period of time commencing July 1, 2011 and ending on June 30, 2014 (the “Performance Period”).  Under the 2011 EVA, the “Economic Value Added” shall be the sum of: (a) the Closing Valuation minus (b) the Opening Valuation.  The foregoing valuations shall be determined as follows:

•
The “Opening Valuation” is calculated as follows: (a) EBITDAR for the twelve (12) month period ending on June 30, 2011 multiplied (b) by six (6), minus (c) any Debt as of June 30, 2011, plus (d) any Cash as as of June 30, 2011.

•
The “Closing Valuation” is calculated as follows: (a) EBITDAR for the twelve (12) month period ended on June 30, 2014 multiplied (b) by six (6), minus (c) any Debt as of June 30, 2014, plus (d) any Cash as of December 31, 2014.

The Compensation Committee will determine the Economic Value Added after the expiration of the Performance Period, but in no event later than September 1, 2014.  In the event the Economic Value Added is a positive number, each Participant shall be entitled to receive a certain percentage (as set forth in Section 3 of the 2011 EVA) of the increase in the Economic Value Added (the “Distributable EVA”).  The Distributable EVA due under the 2011 EVA shall be payable in three equal installments on each of September 12, 2014, January 1, 2015 and January 1, 2016 (each a “Payment Date,” and collectively, the “Payment Dates”).  However, to receive any such bonus payment, the Participant must be employed by the Company and hold the same, or an equivalent or more senior position (as set forth in Section 2 of the 2011 EVA) on each of the scheduled Payment Dates.

In accordance with the terms of the 2011 EVA, the Compensation Committee may, in its reasonable discretion, make adjustments to the Economic Value Added to properly measure the Company’s performance during the Performance Period.

Copies of the Plan and the 2011 EVA are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Plan and the 2011 EVA are qualified in its entirety by reference to the full text of the Plan and the 2011 EVA.

ITEM 9.01           Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Air Methods Performance Pay Plan

10.2	2011-2014 Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: October 6, 2011	By:	/s/ Sharon J. Keck
Sharon J. Keck,
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Air Methods Performance Pay Plan

10.2	2011-2014 Bonus Program